AMENDMENT NUMBER 3,

CONSENT AND JOINDER TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER 3, CONSENT AND JOINDER TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 2, 2004, is entered into by HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), in light of the following:

W I T N E S S E T H

WHEREAS, Borrowers, Agent and Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of June 25, 2003 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”); and

WHEREAS, Parent has advised Agent and Lenders that it has participated or intends to participate in the organization of and intends to invest in Hudson Highland Center for High Performance, LLC, a Delaware limited liability company (“HH CfHP”) and will hold directly not less than eighty percent (80%) of the membership interests issued by HH CfHP, making HH CfHP a Subsidiary of Parent; and

WHEREAS, Borrowers have requested that Agent and Lenders consent to the establishment of and investment in HH CfHP; and

WHEREAS, Borrowers have requested that the Loan Agreement be amended to modify certain terms more fully set forth hereinbelow; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, Agent and Lenders are willing to so consent to the amendment of the Loan Agreement and the establishment of and investment in HH CfHP and to waive the violations described herein, on the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2. AMENDMENTS TO LOAN AGREEMENT

(a) Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in proper alphabetical order or amending and restating the following definitions in their entirety, as the case may be:

“Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date immediately preceding the first anniversary of the Closing Date, 3% times the Maximum Revolver Amount in effect at that date, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date immediately preceding the second anniversary of the Closing Date, 2% times the Maximum Revolver Amount in effect at that date, and (c) at all times thereafter, 1% times the Maximum Revolver Amount in effect at that date; provided, however, that if the outstanding principal balance of Advances is prepaid and the Commitments are terminated with (i) the proceeds and as a result of a private placement of subordinated debt, or an equity offering, or a sale of all or substantially all of the assets or stock of any Borrower, then the Applicable

Prepayment Premium shall be an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date immediately preceding the first anniversary of the Closing Date, .75% times the Maximum Revolver Amount in effect at that date, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date immediately preceding the second anniversary of the Closing Date, .5% times the Maximum Revolver Amount in effect at that date, and (c) at all times thereafter, .25% times the Maximum Revolver Amount in effect at that date; or (ii) the proceeds of a refinancing made available to Borrowers by a commercial banking unit of Wells Fargo, then the Applicable Prepayment Premium shall be an amount equal to 0% times the Maximum Revolver Amount on the date immediately prior to the date of determination. Notwithstanding anything to the contrary set forth herein, HH Australia may refinance its Obligations to Lender Group at any time upon 30 days prior written notice to Agent without incurring the Applicable Prepayment Premium, provided that the terms of such refinancing of HH Australia’s Obligations shall be on terms and conditions satisfactory to Agent in its Permitted Discretion.”

“Amendment Number 3 Effective Date” means March 2, 2004.

“Change of Control” means (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of 25%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) any Borrower ceases to directly or indirectly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date, or (d) Parent ceases to directly own and control 80% of the outstanding equity interests of HH CfHP.

“HH CfHP” means Hudson Highland Center for High Performance, LLC, a Delaware limited liability company.

“HH CfHP LLCA” means that certain Limited Liability Company Agreement by and among the members of HH CfHP dated as of March 2, 2004 as in effect on the Amendment Number 3 Effective Date.

“HH CfHP Put Right” means the “Put Right” under and as defined in the HH CfHP LLCA.

“HH CfHP Repurchase Right” means the “Repurchase Right” under and as defined in the HH CfHP LLCA.

“HH CfHP Tax Distribution” means, for any fiscal quarter of HH CfHP, a distribution to holders of equity interests of HH CfHP in an aggregate amount equal to the combined federal, state, and local income tax liability attributable to such holders in respect of taxable income of HH CfHP for such fiscal quarter, calculated by using the highest maximum combined marginal federal, state and local income tax rates to which any holder, or any direct or indirect equity holder of a holder that is a flow-through entity, may be subject and taking into account the deductibility of state income tax for federal income tax purposes.”

(b) The first sentence of Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent, and the Lenders and shall continue in full force and effect for a term ending on March 31, 2007 (the “Maturity Date”).”

(c) The first sentence of Section 5.23 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Parent is the direct and beneficial owner or indirect owner and holder of all of the issued and outstanding Stock of the other Borrowers and of all Guarantors other than HH CfHP, and is the direct owner and holder of not less than 80% of the issued and outstanding equity interests of HH CfHP.”

(d) Section 7.11 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.11 Distributions. Other than distributions or declaration and payment of dividends by a Borrower to another Borrower or by a Subsidiary to a Borrower or a Guarantor or HH CfHP Tax Distributions or payments permitted under Section 7.22, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower’s Stock, of any class, whether now or hereafter outstanding.”

(e) Section 7.20(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(i) Minimum Adjusted EBITDA. Adjusted EBITDA, measured on a month end or quarter-end basis as set forth below, of not less than the required amount set forth in the following table (in thousands) for the applicable month set forth opposite thereto:

Applicable Month	Applicable Amount 2003	Applicable Amount 2004
January	NA	$(44,000)
February	NA	$(50,000)
March	NA	$(48,500)
April	$(7,425)	$(47,000)
May	$(11,547)	$(45,000)
June	$(11,000)	$(35,500)
July	$(21,720)	$(31,000)
August	$(28,519)	$(27,500)
September	$(25,121)	$(25,500)
October	$(28,721)	$(19,000)
November	$(30,990)	$(11,000)
December	$(33,554)	$(8,000)

Adjusted EBITDA shall be determined: (a) from the Closing Date until the date of determination for the first twelve calendar months occurring after the Closing Date, on a trailing basis for the number of full calendar months elapsed since the Closing Date, and (b) thereafter on a trailing twelve-month basis. Prior to the first month-end occurring on or after the Activation Date, Adjusted EBITDA shall be measured (x) on a month-end basis at all times that the Account Report Base is less than $20,000,000 and (y) on a quarter-end basis at all other times. From and after the first month-end occurring on or after the Activation Date, Adjusted EBITDA shall be measured (x) on a month-end basis at all times that the Account Report Base is less than $30,000,000 and (y) on a quarter-end basis at all other times. Agent shall establish required minimum amounts for periods ending after December 31, 2004 on such basis as Agent may determine in its Permitted Discretion, consistent with methods employed to establish minimum amounts for prior periods, but in no event shall required minimum Adjusted EBITDA amounts for such later periods be less than the amounts set forth above for corresponding periods in 2004.”

(f) Section 7.20(b)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(i) Capital Expenditures. Capital expenditures in any fiscal year in excess of (x) $8,800,000 for Borrowers’ fiscal 2003, (y) $11,000,000 for Borrowers’ fiscal 2004, and (z) such required maximum amounts for fiscal years occurring after Borrowers’ fiscal 2004 as Agent may determine in its Permitted Discretion, consistent with methods employed to establish maximum amounts for prior fiscal years. So long as, as of the end of any fiscal year of Borrowers, no Event of Default then exists or has occurred and is continuing, the amount of capital expenditures permitted in such fiscal year which remains unused may be added to the permitted amount of capital expenditures in the immediately following fiscal year. “

(g) The following provision is inserted into the Loan Agreement in the appropriate position as Section 7.22:

“7.22 HH CfHP Put and Repurchase Rights. Directly or indirectly purchase or otherwise acquire any additional equity interests in HH CfHP upon the exercise of an HH CfHP Put Right or an HH CfHP Repurchase Right unless, immediately prior to and upon giving effect to any such purchase or acquisition, Borrowers shall have Availability of not less than $10,000,000.”

(h) Schedule 5.8(c) of the Loan Agreement is hereby amended and restated in its entirety in the form of Schedule 5.8(c) attached to this Amendment.

3. CONSENT.

At the request of Borrowers and notwithstanding any prohibition under Section 7.10 of the Loan Agreement or any other provision of the Loan Documents to the contrary, Lenders hereby consent to the establishment of HH CfHP as a Subsidiary of Parent, subject to the terms and conditions of this Amendment. It is expressly understood, acknowledged, and agreed that the membership interests of HH CfHP held by Parent are items of Collateral subject to the applicable provisions of the Loan Agreement and the Stock Pledge Agreement.

4. JOINDER.

(a) HH CfHP is hereby added as an additional Guarantor under and party to the Guaranty dated June 25, 2003 executed by the Domestic Guarantors and delivered to Agent (the “US Guaranty”). All references to “Guarantor” or “Guarantors” in the US Guaranty shall hereafter be deemed to include HH CfHP, provided that the representations made in Section 12 of the US Guaranty with respect to HH CfHP shall be deemed to read as follows:

“12. Existence, Power and Authority. Guarantor is a limited liability company duly organized and in good standing under the laws of its state or other jurisdiction of organization and is duly qualified as a foreign limited liability company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of Guarantor or the rights of Agent and Lenders hereunder or under any of the other Loan Documents. The execution, delivery and performance of this Guaranty are within the organizational powers of Guarantor, have been duly authorized and are not in contravention of law or the terms of the operating agreement or other organizational documentation of Guarantor, or any indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or its property are bound. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except to the extent enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.”

HH CfHP hereby makes, adopts, ratifies, and affirms to Agent each of the representations and warranties set forth in Section 12 of the US Guaranty, as modified above, as of the date of this Amendment with respect to HH CfHP as though such representations and warranties were fully set forth herein.

(b) HH CfHP is hereby added as an additional Guarantor under and party to the General Security Agreement dated June 25, 2003 executed by the Domestic Guarantors and delivered to Agent (the “US Security Agreement”). All references to “Guarantor” or “Guarantors” in the US Security Agreement shall hereafter be deemed to include HH CfHP.

(c) HH CfHP hereby adopts the US Guaranty and the US Security Agreement (collectively, the “Guarantor Documents”) and assumes in full and acknowledges that it is, jointly and severally with the other Domestic Guarantors, liable for the payment, discharge, satisfaction and performance of all Guarantied Obligations under and as defined in the US Guaranty and all obligations of a Guarantor under the Security Agreement as if it were an original signatory to each Guarantor Document. Without limiting the generality of the foregoing, in order to secure the prompt payment and performance of the Guarantied Obligations, HH CfHP hereby grants to Agent, for the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for the ratable benefit of Lenders as security, all Collateral (as defined in the US Security Agreement) owned by HH CfHP (the “HH CfHP Collateral”), whether now owned or existing or hereafter acquired or arising and wherever located, in accordance with the terms of the US Security Agreement.

(d) HH CfHP hereby makes, adopts, ratifies, and affirms to Agent each of the representations and warranties set forth in Section 4 of the US Security Agreement as of the date of this Amendment with respect to HH CfHP as though such representations and warranties were fully set forth herein. For purposes of Section 4.3 of the US Security Agreement and Schedule 4.3 to the US Security Agreement, the chief executive office of HH CfHP and location of HH CfHP Collateral is:

225 West Wacker Drive

Suite 2100

Chicago, Illinois 60606

5. ACKNOWLEDGMENT.

Each Borrower expressly acknowledges and agrees that the execution and delivery of this Amendment by HH CfHP, the joinder of HH CfHP to the Guarantor Documents, the adoption and assumption by HH CfHP of the liabilities and obligations of a Guarantor under and in accordance with the terms of the Guarantor Documents, and the consummation of the transactions contemplated hereunder and thereunder do not, shall not, and shall not be deemed to modify, limit, or otherwise in any way affect any liability or obligation of any Borrower to Agent or any Lender under or in connection with any Loan Document to which any such Borrower is a party or any grant of a lien or security interest thereunder.

6. CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a) The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) Agent shall have received a certificate from the Secretary or Assistant Secretary of HH CfHP or one of its members attesting to the resolutions of HH CfHP’s members authorizing its execution, delivery, and performance of this Amendment, the Guarantor Documents, and any other Loan Documents to which HH CfHP is or is to become a party and authorizing specific officers of HH CfHP (or one of HH CfHP’s members, as appropriate) to execute the same;

(c) Agent shall have received copies of HH CfHP’s Governing Documents, as amended, modified, or supplemented to the date of this Amendment (the “Effective Date”), certified by the Secretary or Assistant Secretary of HH CfHP (or one of HH CfHP’s members, as appropriate);

(d) Agent shall have received a certificate of status with respect to HH CfHP, dated within 15 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of HH CfHP, which certificate shall indicate that HH CfHP is in good standing in such jurisdiction;

(e) Agent shall have received certificates of status with respect to HH CfHP, each dated within 30 days of the date of this Amendment, such certificates to be issued by the appropriate officers of the jurisdictions (other than the jurisdiction of organization of HH CfHP) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that HH CfHP is in good standing in such jurisdictions, provided that if any such certificate is not available from the issuing jurisdiction on the date of this Amendment, Agent shall have received on such date evidence satisfactory to Agent to the effect that HH CfHP has been qualified or licensed in such jurisdiction and Agent shall receive such certificate promptly after it becomes available from such issuing jurisdiction;

(f) Agent shall have received such other agreements, instruments and documents as Agent may require to record and/or perfect security interests in the membership interests of HH CfHP, including, without limitation, all certificates, if any exist, evidencing the membership interests of HH CfHP together with appropriate powers endorsed in blank;

(g) Agent shall have received a letter duly executed by HH CfHP authorizing Agent to file appropriate Uniform Commercial Code financing statements without the signature of HH CfHP in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests in HH CfHP Collateral purported to be created by the Loan Documents and Agent shall have filed such financing statements;

(h) Agent shall have received an intercompany subordination agreement in form and substance satisfactory to Agent, executed by Parent as junior creditor and HH CfHP as debtor, which agreement shall be deemed an Intercompany Subordination Agreement for all purposes under the Loan Agreement provided that no Borrower or Guarantor other than Parent shall make loans to HH CfHP and HH CfHP shall not seek or accept loans from any Affiliate of HH CfHP other than Parent;

(i) Agent shall have received an opinion of counsel to HH CfHP pertaining to such matters as Agent may determine, in form and substance satisfactory to Agent;

(j) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(k) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, any Guarantor, Agent, or any Lender.

7. CONDITION SUBSEQUENT TO THIS AMENDMENT. Agent shall receive the reaffirmation and consent of each Guarantor other than HH CfHP, in the form of Exhibit A attached hereto, duly executed and delivered by an authorized official of such Guarantor, on or before (a) April 1, 2004 with respect to Guarantors organized under the laws of Belgium, France, and the Nethlerlands, and (b) March 15, 2004 with respect to all other Guarantors. It is expressly acknowledged and agreed that the failure to deliver such fully executed reaffirmation and consent by such dates shall terminate the effectiveness of this Amendment and of all the terms and conditions hereof.

8. CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

9. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof and the amendments to the Guarantor Documents set forth in Section 5 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

10. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall promptly deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11. MISCELLANEOUS

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

(b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

HUDSON HIGHLAND GROUP, INC., as Parent and a Borrower Parent and on behalf of Guarantors

By:
Title:

HUDSON GLOBAL RESOURCES AMERICA, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES AMERICA, INC., as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES HOLDINGS, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES HOLDINGS, INC., as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES MANAGMENT, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES MANAGEMENT, INC., as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES LIMITED, as a Borrower

By:
Title:

HIGHLAND PARTNERS LIMITED, as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES (AUST) PTY LTD., as a Borrower

By:
Title:

HUDSON TRADE & INDUSTRIAL SERVICES PTY LTD., as a Borrower

By:
Title:

HUDSON TRADE & INDUSTRIAL SOLUTIONS PTY LTD., as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES (NEWCASTLE) PTY LTD., as a Borrower

By:
Title:

HIGHLAND PARTNERS (AUST) PTY LTD., as a Borrower

By:
Title:

HUDSON HIGHLAND GROUP SEARCH, INC., as a Borrower

By:
Title:

JAMES BOTRIE AND ASSOCIATES INC., as a Borrower

By:
Title:

HIGHLAND PARTNERS CO (CANADA), fka 3057313 NOVA SCOTIA COMPANY, as a Borrower

By:
Title:

HUDSON HIGHLAND CENTER FOR HIGH PERFORMANCE, LLC, as a Guarantor

By:
Title:

WELLS FARGO FOOTHILL, INC., as Agent and as a Lender

By:
Title:

EXHIBIT A

REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amended and Restated Loan and Security Agreement by and among HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages thereto (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), dated as of June 25, 2003 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”), or in Amendment Number 3, Consent and Joinder to Amended and Restated Loan and Security Agreement, dated as of March 2, 2004 (the “Amendment”), among Borrowers, Agent and Lenders. The undersigned each hereby (a) represents and warrants to Agent and Lenders that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the Amendment; (c) acknowledges and reaffirms its obligations owing to Agent and Lenders under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Agent and Lenders have no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

PEOPLE.COM CONSULTANTS, INC. PEOPLE.COM TECHNOLOGY PARTNERS, INC.

HUDSON HIGHLAND GROUP HOLDINGS INTERNATIONAL, INC.

CORNELL TECHNICAL SERVICES, INC.

HUDSON HIGHLAND (APAC) PTY LIMITED

MORGAN & BANKS HOLDINGS AUSTRALASIA PTY LIMITED

HIGHLAND HOLDCO (AUST) PTY LTD. MORGAN & BANKS MANAGEMENT SERVICES PTY LIMITED

HUDSON GLOBAL RESOURCES (NZ) LTD.

M&B HOLDCO NZ

HIGHLAND HOLDCO (NZ)

HIGHLAND PARTNERS (NZ) LIMITED

By:
Title:

HIGHLAND PARTNERS SA/NV

By:
Title:

DE WITTE & MOREL GLOBAL RESOURCES NV/SA

By:
Title:

HIGHLAND PARTNERS SARL

By:
Title:

HUDSON GLOBAL RESOURCES SAS

By:
Title:

HUDSON GROUP HOLDINGS B.V, fka HIGHLAND PARTNERS HOLDING B.V.

By:
Title:

HUDSON GLOBAL RESOURCES B.V., fka HIGHLAND PARTNERS B.V.

By:
Title:

HUDSON HUMAN CAPITAL SOLUTIONS B.V., fka HUDSON GROUP HOLDINGS B.V.

By:
Title: